UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 2, 2009 (December 17, 2008)

Chemtura Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-15339	52-2183153
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

199 Benson Road, Middlebury, Connecticut	06749
(Address of principal executive offices)	(Zip Code)

(203) 573-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 1, 2009, the Organization, Compensation and Governance Committee of the Board of Directors of Chemtura Corporation (the “OCG Committee”) approved the adoption of the amended and restated Chemtura Corporation Supplemental Savings Plan (“2009 SSP”). The 2009 SSP is intended to provide eligible employees (as defined therein) with an opportunity to defer compensation and benefits substantially equivalent to those they would have been able to defer under the Qualified Plans of the Corporation in which they participate, in the absence of certain limitations on contributions and benefits which are imposed by the Code; and to obtain the tax benefits available under Section 409A of the Code. A copy of the 2009 SSP is attached hereto as Exhibit 10.1 and is herein incorporated by reference.

Item 8.01 Other Events

On December 17, 2008, the Board of Directors of Chemtura Corporation determined that, pursuant to Article II, Section 2.1 of the By-Laws of Chemtura Corporation (as revised and adopted April 25, 2007) (“By-Laws”), the 2009 Annual Meeting of Stockholders will be held at 11:15 a.m. (Eastern Daylight Time), Wednesday, May 13, 2009, at a location to be determined.

As provided in the 2008 Proxy Statement (DEF 14A, filed March 31, 2008, page 4) and pursuant to Article II, Section 2.7(A)(2) of the By-Laws, if a stockholder wishes to recommend nominees to the Board of Directors, or to bring other business before the 2009 Annual Meeting of Stockholders, the proposal, in writing and addressed to the Secretary of Chemtura Corporation (199 Benson Road, Middlebury, Connecticut 06749), must be received by Chemtura Corporation no later than the close of business on January 12, 2009, and must also comply with the requirements of the By-Laws, and may not be effective otherwise.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	Exhibits Number	Exhibit Description
	10.1	Chemtura Corporation Supplemental Savings Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chemtura Corporation (Registrant)

By:	/s/ Lynn A. Schefsky
Name: Lynn A. Schefsky
Title: Senior Vice President, General Counsel, and Secretary

Date:	January 2, 2009

Exhibit Index	Exhibit Description

10.1	Chemtura Corporation Supplemental Savings Plan